Exhibit 3.1
Revised as of February 23, 2006
MOTOROLA, INC.
AMENDED AND RESTATED BYLAWS
ARTICLE I
Offices and Corporate Seal
     The registered office of the Corporation required by the Delaware General Corporation Law shall be 1209 Orange Street, Wilmington, Delaware, 19801, and the address of the registered office may be changed from time to time by the Board of Directors.
     The principal place of business of the Corporation shall be located in the Village of Schaumburg, County of Cook, State of Illinois, unless otherwise determined by the Board of Directors. The Corporation may have such other offices, either within or without the State of Illinois, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
     The registered office of the Corporation for qualification as a foreign corporation under the Illinois Business Corporation Act may be, but need not be, the same as its principal place of business in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.
     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words “Corporate Seal”.
ARTICLE II
Board of Directors
     Section 1. General Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors.

     Section 2. Number, Tenure and Qualifications. Subject to the rights of the holders of any class or series of Preferred Stock, if any, the number of directors of the Corporation shall be sixteen, or such other number fixed from time to time by the Board of Directors, provided however, that the Board of Directors shall at no time consist of fewer than three directors.
     Except as provided in Section 3 of this Article II, each director shall be elected by the vote of the majority of the shares cast with respect to the director at any meeting of stockholders for the election of directors at which a quorum is present, provided that if at the close of the notice periods set forth in Section 13 of Article III, the Presiding Stockholder Meeting Chair (as described in Section 14 of Article III) determines that the number of persons properly nominated to serve as directors of the Corporation exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors. For purposes of this Section, a vote of the majority of the shares cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected in a non-Contested Election, the director shall offer to tender his or her resignation to the Board of Directors. The Governance and Nominating Committee of the Board of Directors, or such other committee designated by the Board pursuant to Section 5 of this Article II for the purpose of recommending director nominees to the Board of Directors, will make a recommendation to the Board of Directors as to whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and rationale within 90 days following the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision with respect to that resignation. Each director shall hold office until his or her successor shall have been elected and qualified, or until his or her earlier death or resignation. Any director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or as determined by the Board of Directors.

     Section 3. Vacancies. Subject to the rights of the holders of any class or series of Preferred Stock, if any, to elect additional directors under specified circumstances, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office although less than a quorum, for the remainder of the unexpired term and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal, with or without cause; provided that in lieu of filling a vacancy, the Board of Directors may reduce the number of directors pursuant to Section 2 of this Article II
     Section 4. Compensation. Directors who also are employees of the Corporation shall not receive any additional compensation for services provided as a member of the Board of Directors. The non-employee directors shall be entitled to receive pursuant to resolution of the Board of Directors, fixed fees or other compensation for their services as directors, including committee fees. In addition, reimbursement of travel and other expenses incurred for attendance at each regular or special meeting of the Board of Directors or at any meeting of a committee of the Board of Directors or in connection with their other services to the Corporation may be permitted. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 5. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees. Each committee shall consist of one or more of the directors of the Corporation, as selected by the Board of Directors, and the Board of Directors shall also designate a chairman of each committee. The members of each committee shall designate a person to act as secretary of the committee to keep the minutes of, and serve the notices for, all meetings of the committee and perform such other duties as the committee may direct. Such person may, but need not be a member of the committee. The Board of Directors may designate one or more directors of the Corporation as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee. Any such committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors, or to fill a vacancy, or otherwise) shall serve as a member of such committee until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her resignation or removal, with or without cause, from such committee. Each committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors, however, no committee shall have the power of authority: (1) to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval; or (2) to adopt, amend or repeal the Bylaws of the Corporation. Any committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers that may require it. Each committee of the Board of Directors may establish its own rules of procedure. Except as otherwise specified in a resolution designating a committee, one-third of the members of a committee shall be necessary to constitute a quorum of that committee for the transaction of business and the act of a majority of committee members present at a meeting at which a quorum is present shall be the act of the committee.
     Section 6. Validity of Contracts. No contract or other transaction entered into by the Corporation shall be affected by the fact that a director or officer of the Corporation is in any way interested in or connected with any party to such contract or transaction, or himself is a party to such contract or transaction, even though in the case of a director the vote of the director having such interest or connection shall have been necessary to obligate the Corporation upon such contract or transaction; provided, however, that in any such case (i) the material facts of such interest are known or disclosed to the directors or stockholders and the contract or transaction is authorized or approved in good faith by the stockholders or by the Board of Directors or a committee thereof through the affirmative vote of a majority of the disinterested directors (even though not a quorum), or (ii) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the stockholders, or by the Board of Directors, or by a committee thereof.

ARTICLE III
Stockholders’ Meetings
     Section 1. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Corporation in the State of Illinois.
     Section 2. Annual Meetings. The annual meeting of the stockholders shall be held on the first Monday in the month of May in each year, at the hour of 5:00 o’clock P.M., or at such other day and hour as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.
     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by the Board of Directors.
     Section 4. Voting — Quorum. Subject to Section 11 of this Article III, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of any class or classes are enlarged, limited or denied by the Certificate of Incorporation or in the manner therein provided. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by Delaware law, the Certificate of Incorporation, or these Bylaws. No matter shall be considered at a meeting of stockholders except upon a motion duly made and seconded. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 5. Adjournment of Meetings. If less than a majority of the outstanding shares are represented at a meeting of the stockholders, a majority of the shares so represented may adjourn the meeting from time to time without further notice. The Presiding Stockholder Meeting Chair (as described in Section 14 of this Article III) may adjourn a meeting of the stockholders from time to time without further notice, whether or not a quorum is present at the meeting. No notice of the time and place of adjourned meetings need be given except as required by law. In no event shall a public notice of an adjournment of any meeting of the stockholders commence a new time period for the giving of stockholder notice of nominations or proposals for other business as described in Section 13 of Article III. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing or submitted by electronic transmission by the stockholder or by the stockholder’s duly authorized attorney-in-fact. No proxy shall be valid after three years from the date of its execution, unless otherwise expressly provided in the proxy.
     Section 7. Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (twenty days if the stockholders are to approve a merger or consolidation or a sale, lease or exchange of all or substantially all the Corporation’s assets) nor more than sixty days before the date of the meeting, by or at the direction of the Chairman of the Board, or the Secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. The notice provisions of Article IX, Section 1 of these Bylaws shall apply to notices given under this Section 7.

     Section 8. Postponement of Meetings. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of the stockholders. In no event shall public notice of a postponement of any previously scheduled meeting of the stockholders commence a new time period for the giving of stockholder notice of nominations or proposals for other business as described in Section 13 of Article III.
     Section 9. Cancellation of Meetings. Any special meeting of the stockholders may be canceled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of the stockholders.
     Section 10. Voting Lists. The officer or agent having charge of the stock ledger of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each; which list, for a period of ten days prior to such meeting, shall be kept at the principal place of business of the Corporation. The list shall be subject to inspection by any stockholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock ledger shall be prima facie evidence as to who are the stockholders entitled to examine such list or ledger or to vote at any meeting of stockholders.
     Section 11. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of stockholders. Such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 12. Voting of Shares by Certain Holders. Neither treasury shares nor shares of the Corporation held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall be entitled to vote or to be counted for quorum purposes. Nothing in this paragraph shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.
     Shares standing in the name of another corporation, domestic or foreign, may be voted in the name of such corporation by any officer thereof or pursuant to any proxy executed in the name of such corporation by any officer of such corporation unless there has been express written notice filed with the Secretary that such officer has no authority to vote such shares.
     Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him or her, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a fiduciary may be voted by such person, either in person or by proxy.
     A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon.
     Section 13. Advance Notice of Stockholder Nominations and Proposals for other Business. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual or special meeting of the stockholders only (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record on the record date set with respect to such meeting (as provided for in Section 11 of Article III), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 13. For nominations or proposals for other business to be properly brought before an annual or special meeting by a stockholder pursuant to clause (c) above, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action under the Delaware General Corporation Law and a proper matter for consideration at such meeting under the Certificate of Incorporation and these Bylaws. For such notice to be timely, it must be delivered to the Secretary at the principal place of business of the Corporation not earlier than the 120th day prior to the date of such meeting and (a) in the case of an annual meeting of stockholders, at least 45 days before the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders and (b) in the case of a special meeting, not later than the close of business on the later of (i) the 60th day prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. If such stockholder notice relates to a proposal by such stockholder to nominate one or more persons for election or re-election as a director, it shall set forth all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including, if and to the extent so required, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). If such stockholder notice relates to any other business that the stockholder proposes to bring before the meeting, it shall set forth a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Each such notice shall also set forth as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. Persons nominated by stockholders to serve as directors of the Corporation who have not been nominated in accordance with this Section 13 shall not be eligible to serve as directors. Only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with this Section 13. The Presiding Stockholder Meeting Chair (as described in Section 14 of this Article III) of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the Presiding Stockholder Meeting Chair (as described in Section 14 of this Article III) shall declare that such proposed business or nomination shall not be presented for stockhold er action at the meeting. For purposes of this Section 13, “public announcement” shall mean disclosure in a press release or other means reasonably designed to provide broad distribution of the information to the public, or in a document publicly filed by the Corporation with the Securities Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. Notwithstanding any provision in this Section 13 to the contrary, requests for inclusion of proposals in the Corporation’s proxy statement made pursuant to Rule 14a-8 under the Exchange Act shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule. Notwithstanding compliance with the requirements of this Section 13, the Presiding Stockholder Meeting Chair (as described in Section 14 of this Article III) presiding at any meeting of the stockholders may, in his or her sole discretion, refuse to allow a stockholder or stockholder representative to present any proposal which the Corporation would not be required to include in a proxy statement under any rule promulgated by the Securities and Exchange Commission. Nothing in this Section 13 shall be deemed to affect any rights of the holders of any series of Preferred Stock, if any, to elect directors, established by resolution of the Board of Directors as provided in the Certificate of Incorporation.
     Section 14. Procedures. The Chairman of the Board or other person presiding as provided in these Bylaws or by the Board of Directors (the “Presiding Stockholder Meeting Chair”), shall call meetings of the stockholders to order. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant

Secretary, in the absence of the Secretary, an appointee of the Presiding Stockholder Meeting Chair, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such Presiding Stockholder Meeting Chair. Except to the extent inconsistent with applicable law, these Bylaws or any rules and regulations adopted by the Board of Directors, the Presiding Stockholder Meeting Chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such Presiding Stockholder Meeting Chair, are appropriate. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Presiding Stockholder Meeting Chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Presiding Stockholder Meeting Chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; and (f) establishing times for opening and closing of the voting polls for each item upon which a vote is to be taken. Unless, and to the extent determined by the Board of Directors or the Presiding Stockholder Meeting Chair of the meeting, meetings of the stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV
Board of Directors’ Meetings
     Section 1. Annual Meetings. An annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders.
     Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.
     Section 3. Meetings in Executive Session. During any annual meeting or special meeting of the Board of Directors, the Board of Directors may have an executive session with only the nonemployee directors or only the independent directors present and such other invitees as the directors participating in the executive session shall so determine. No separate notice of the executive session is required. The presiding director, as determined by the Board of Directors’ established procedures, shall preside at such executive session unless the directors participating in the executive session shall select another director to preside.
     Section 4. Notice. Notice of the annual meeting of the Board of Directors need not be given. Except as set forth in the next sentence, special meetings of the Board of Directors may be called: (i) on 24 hours notice if notice is given to each director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or (ii) on two days notice if notice is sent by overnight courier or (iii) on five days notice if notice is mailed, to each director, addressed to him or her at his or her usual place of business or residence. If, however, the meeting is called by or at the request of the Chairman of the Board and if the Chairman of the Board decides that unusual and urgent business is to be transacted at the meeting (which decision shall be conclusively demonstrated by the Chairman of the Board giving notice of the meeting less than 24 hours prior to the meeting), then at least 2 hours prior notice shall be given. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects at the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 5. Quorum. One-third of the number of directors fixed by, or pursuant to, Section 2 of Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such one-third is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     Section 6. Manner of Acting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 8. Action by Directors Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or at a meeting of a committee of directors, or any other action which may be taken at a meeting, may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken shall be signed by all of the directors or members of the committee thereof entitled to vote with respect to the subject matter thereof and filed with the minutes of proceedings of the

Board of Directors or committee and such consent shall have the same force and effect as a unanimous vote.
     Section 9. Participation in a Meeting by Telephone. Members of the Board of Directors or any committee of directors may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
     Section 10. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.
ARTICLE V
Officers and Chairman of the Board
     Section 1. Elected Officers. The elected officers of the Corporation shall include a Chief Executive Officer and Secretary of the Corporation and such other officers as the Board of Directors may designate by resolution to be elected directly by the Board of Directors or in any other manner as the Board of Directors may determine. The elected officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, subject to these Bylaws. Any two or more offices may be held by the same person. Each elected officer shall hold office until his or her successor shall have been duly elected or until his or her death or until he or she shall resign or shall have been removed. Any elected officer serves at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time for any reason. Except as may be otherwise determined by the Board of Directors, any elected officer of the Corporation other than the Chief Executive Officer, the President (if any), the Chief Financial Officer, the Secretary or the Controller may be removed by the CEO provided that the CEO is a member of the Board of Directors at any time for any reason.

     Section 2. The Chairman of the Board of Directors. The Board of Directors shall annually elect one of its own members to be the Chairman of the Board of Directors (“Chairman of the Board”). The Chairman of the Board (who may also be the Chief Executive Officer of the Corporation), may also be an elected officer of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders, except as otherwise provided under these Bylaws, and may at any time call any meeting of the Board of Directors. The Board of Directors may remove or replace the Chairman of the Board as Chairman at any time for any reason.
     Section 3. The Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors (“Vice Chairman of the Board”), if any, shall perform all of the duties which are incident to the office and such other duties as may be delegated or assigned by the Board of Directors or the Chairman of the Board, from time to time. If there are two or more Vice Chairmen of the Board, they shall preside at meetings as prescribed by the Board of Directors or Chairman of the Board from time to time.
     Section 4. The Chief Executive Officer. The Chief Executive Officer (“CEO”) shall be the senior executive officer of the Corporation and shall in general supervise and control all the business and affairs of the Corporation. He or she shall direct the policies of the Corporation and shall perform all other duties incident to the office or as may be delegated or assigned by the Board of Directors by resolution from time to time. He or she may delegate powers to any other officer of the Corporation.
     Section 5. The President. The President (who may also be the Chief Operating Officer) shall have such duties as are incident to such office or as may be delegated or assigned by the Board of Directors by resolution from time to time. Prior to any action by the Board of Directors, in the absence or disability of the CEO, the President shall exercise the functions of the CEO and shall have the authority of the CEO. There is no requirement that there be a President.
     Section 6. Vice Presidents. A Vice President may be designated as an Executive Vice President, a Senior Vice President, a Corporate Vice President or such other designation as may be determined by the Board of Directors. Vice Presidents shall have such duties as are incident to such office or as may be delegated or assigned by the Board of Directors by resolution from time to time.

     Section 7. The Secretary. The Secretary shall give notice of, and keep the minutes of, all meetings of the Board of Directors and the stockholders. He or she shall in general perform all of the duties which are incident to the office of secretary of a company, subject at all times to the direction and control of the Board of Directors, and shall have such other duties as may be delegated or assigned by the Board of Directors by resolution from time to time.
     The Secretary may appoint one or more Assistant Secretaries, each of whom shall have the power to affix and attest the corporate seal of the Corporation, and to attest to the execution of documents on behalf of the Corporation and perform such duties as may be assigned by the Secretary.
     Section 8. The Chief Financial Officer. The Chief Financial Officer shall be the senior financial officer of the Corporation and shall have such duties as are incident to such office or as may be delegated or assigned from time to time by the CEO or by the Board of Directors.
     Section 9. The Treasurer. The Treasurer shall have the custody of all of the funds and securities of the Corporation and shall have such duties as are incident to such office or as may be delegated or assigned from time to time by the CEO or by the Board of Directors. The Treasurer may appoint one or more Assistant Treasurers to perform such duties as may be assigned by the Treasurer.
     Section 10. The Controller. The Controller shall be the Chief Accounting Officer of the Corporation and shall have such duties as are incident to such office or as may be delegated or assigned from time to time by the CEO or by the Board of Directors.
     Section 11. Statutory Duties. Each respective officer shall discharge any and all duties pertaining to their respective office, which is imposed on such officer by the provisions of any present or future statute of the State of Delaware.
     Section 12. Delegation of Duties. In case of the absence of any officer of the Corporation, the Chairman of the Board or the Board of Directors may delegate, for the time being, the duties of such officer to any other officer or to any director.

ARTICLE VI
Certificates for Shares and Their Transfer
     Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the CEO or President, and by the Treasurer or the Secretary. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock ledger of the Corporation.
     Section 2. Transfer of Certificate. Transfer of shares of the Corporation shall be made only upon the records of the Transfer Agent appointed for this purpose, by the owner in person or by the legal representative of such owner and, upon such transfer being made, the old certificates shall be surrendered to the Transfer Agent who shall cancel the same and thereupon issue a new certificate or certificates therefor. Whenever a transfer is made for collateral security, and not absolutely, the fact shall be so expressed in the recording of the transfer.
     Section 3. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and registrar of transfers and thereafter may require all stock certificates to bear the signature of such transfer agent and such registrar of transfers. The signature of either the transfer agent or the registrar may be a facsimile.
     Section 4. Registered Holder. The Corporation shall be entitled to treat the registered holder of any shares as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim thereto, or interest therein, on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

     Section 5. Rules of Transfer. The Board of Directors also shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of the certificates for the shares of the Corporation.
     Section 6. Lost Certificates. Any person claiming a certificate for shares of this Corporation to be lost or destroyed, shall make affidavit of the fact and lodge the same with the Secretary of the Corporation, accompanied by a signed application for a new certificate. Such person shall give to the Corporation, to the extent deemed necessary by the Secretary or Treasurer, a bond of indemnity with one or more sureties satisfactory to the Secretary, and in an amount which, in his or her judgment, shall be sufficient to save the Corporation from loss, and thereupon the proper officer or officers may cause to be issued a new certificate of like tenor with the one alleged to be lost or destroyed. But the Secretary may recommend to the Board of Directors that it refuse the issuance of such new certificate in the event that the applicable provisions of the Uniform Commercial Code are not met.
ARTICLE VII
Contracts, Loans, Checks and Deposits
     Section 1. Contracts. The Board of Directors may authorize, by these Bylaws or any resolution, any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by these Bylaws or a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by these Bylaws or a resolution of the Board of Directors.
     Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE VIII
Books and Records
     Complete books and records of account together with minutes of the proceedings of the meetings of the stockholders and Board of Directors shall be kept. A record of stockholders, giving the names and addresses of all stockholders, and the number and class of the shares held by each, shall be kept by the Corporation at its registered office or principal place of business in the State of Illinois or at the office of a Transfer Agent or Registrar.
ARTICLE IX
Notices
     Section 1. Manner of Notice. Whenever, under the provisions of the Certificate of Incorporation or of the Bylaws of the Corporation or of the statutes of the State of Delaware, notice is required to be given to a stockholder, to a director or to an officer, it shall not be construed to mean personal notice, unless expressly stated so to be. Without limiting the manner by which notice otherwise may be given to stockholders, any notice so required (other than notice by publication) may be given in writing by depositing the same in the United States mail, postage prepaid, directed to the stockholder, director or officer, at his, or her, address as the same appears on the records of the Corporation, and the time when the same is mailed shall be deemed the time of the giving of such notice or by electronic transmission consented to (in a manner consistent with the Delaware General Corporation Law) by the stockholder. Any such notice by electronic transmission shall be deemed to be given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to (in a manner consistent with the Delaware General Corporation Law) receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of specific posting, upon the later of such posting and the giving of the separate notice, and (4) if by any other form of electronic transmission, when directed by the stockholder.
     Section 2. Waiver of Notice. Notice of the time, place, and purpose of any meeting of stockholders may be waived (i) in writing signed by the person entitled to notice thereof or (ii) by electronic transmission made by the person entitled to notice, in each case either before or after such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice or any waiver by electronic transmission. Notice will be waived by any stockholder by his or her attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
ARTICLE X
Fiscal Year
     The fiscal year of the Corporation shall begin on the 1st day of January and terminate on the 31st day of December or as otherwise determined by the Board of Directors.
ARTICLE XI
Emergency Bylaws
     The Emergency Bylaws provided in this Article XI shall be operative upon (a) the declaration of a civil defense emergency by the President of the United States or by concurrent resolution of the Congress of the United States pursuant to Title 50, Appendix,

Section 2291 of the United States Code, or any amendment thereof, or (b) upon a proclamation of a civil defense emergency by the Governor of the State of Illinois which relates to an attack or imminent attack on the United States or any of its possessions. Such Emergency Bylaws, or any amendments to these Bylaws adopted during such emergency, shall cease to be effective and shall be suspended upon any proclamation by the President of the United States, or the passage by the Congress of a concurrent resolution, or any declaration by the Governor of Illinois that such civil defense emergency no longer exists.
     During any such emergency, any meeting of the Board of Directors may be called by any officer of the Corporation or by any director. Notice shall be given by such person or by any officer of the Corporation. The notice shall specify the place of the meeting, which shall be at the principal place of business of the Corporation at the time if feasible, and otherwise, any other place specified in the notice. The notice shall also specify the time of the meeting. Notice may be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone, or telegram, the notice shall be addressed to the director at his or her residence or business address, or such other place as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible in the judgment of the person giving the notice, to the other directors. Notice shall be given at least two days before the meeting, if feasible in the judgment of the person giving the notice, and otherwise on any shorter time he or she may deem necessary.
ARTICLE XII
Director Emeritus
     The Board of Directors may at any time and from time to time award to former members of the Board of Directors in recognition of their past distinguished service and contribution rendered to the Corporation the honorary title “Director Emeritus.” The award of this title shall not constitute an election or appointment to the Board of Directors, nor to any office of the Corporation, nor the bestowal of any duties, responsibilities or privileges associated therewith; and accordingly no “Director Emeritus” shall be deemed a “Director” as that term is used in these Bylaws. The title “Director Emeritus” shall carry no compensation, and holders thereof shall not attend any meetings of the Board of Directors or committees of the Board of Directors, except by written invitation, nor shall they be specially privy to any confidential information arising from such meeting.
ARTICLE XIII
Amendment of Bylaws By Directors
     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors by a majority vote of the directors present at the meeting.